Exhibit 1.01
Keytronic Corporation
Conflict Minerals Report
For the year ended December 31, 2021
Introduction and Company Overview
This is the Conflict minerals Report for Keytronic Corporation (herein referred to as “KTC,” the “Company,” “we,” “us,” or “our”) for calendar year 2021 in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934 (“Rule 13p-1”).
Keytronic Corporation is a leader in electronic manufacturing services and solutions to original equipment manufacturers of a broad range of products. We provide engineering services, worldwide procurement and distribution, materials management, world-class manufacturing and assembly services, in-house testing, and unparalleled customer service. Our international production capability provides our customers with benefits of improved supply-chain management, reduced inventories, lower transportation costs, and reduced product fulfillment time.
Due Diligence Framework
Pursuant to Rule 13p-1, KTC has identified that 3TG’s were necessary to the production of its products and subsequently as a result undertook due diligence efforts on the source and chain of custody of those materials.
Keytronic has structured its compliance and due diligence activities in accordance with the internationally recognized Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) of the Organization for Economic Cooperation and Development (OECD).
Due Diligence Approach
In accordance with the OECD Five-Step Framework for risk-based due diligence in the Mineral Supply Chain, KTC’s due diligence efforts for 2021 are summarized below:
Establish Company Management Systems
Conflict Minerals Compliance Team
We have established a cross functional conflict minerals team comprising of executive level management to establish policies and direct the overall efforts of the conflict minerals compliance program. This team has been sponsored by the company’s EVP of Quality and Information Systems and the compliance program has been approved by the company’s highest management committee.
Conflict Minerals Policy
We have established a policy with respect to the sourcing of minerals from the covered countries and published this policy on our external website at https://www.keytronic.com/conflict-minerals/. In this policy we identify and discourage the use of conflict minerals or derivative metals sourced from mines controlled by armed groups in the DRC.
Supplier Engagement
KTC has in place a supplier manual, guidelines, procedures and standard contractual terms & conditions (as applicable) that, among other things, require conflict minerals compliance as a prerequisite for qualification to do business with KTC. Consistent with this principle, we actively identify and engage high-risk suppliers or those suppliers providing high risk commodities to promote tracing of their supply chain for the purpose of verifying whether necessary conflict minerals may have financed conflicts in the covered countries.
Grievance Mechanism
KTC has in place a procedure for reporting any violation of our guidelines regarding conflict minerals and/or other compliance violations via an established grievance mechanism whereby alleged violations may be reported to KTC. The mechanism is accessible via KTC’s website.

Identify, Assess and Respond to Risks in the Supply Chain
KTC undertook the following measures to identify, assess and respond to risks in the supply chain:
•We conducted a supply chain survey, based on the Electronics Industry Citizenship Coalition/Global eSustainability Initiative conflict minerals reporting template, which involved our high-risk suppliers and/or suppliers of high risk commodities.
•The responses received from our suppliers about the country of origin of any necessary conflict mineral(s) were reviewed for accuracy, completeness or red flags requiring additional due diligence scrutiny.
•Suppliers who sent us incomplete or inconsistent responses were asked to review their questionnaire responses and resubmit their survey.
•Suppliers that did not respond to the initial or subsequent survey requests were sent escalation letters requesting that they provide a response. Supplier scorecards will be noted for failure to respond appropriately to KTC's solicitations which can lead to disqualification of the supplier.
Report Annually on Supply Chain Due Diligence
In accordance with OECD guidance and the SEC Final Rule, this report and the associated Form SD shall be available online at https://www.keytronic.com/conflict-minerals/.
Reasonable Country of Origin Inquiries
Keytronic has developed a mechanism by which all reasonable efforts are made to obtain full material disclosures and country of origin information from suppliers. This mechanism is employed for all new inquiries and is being implemented to obtain information for existing materials that have not been formally certified.
Due Diligence Results
As a downstream consumer of conflict minerals, we rely on our suppliers to gather information about smelters and refiners that process any necessary conflict minerals contained in the products provided to KTC. To date, approximately 52% of KTC suppliers have responded to the solicitation campaign and have provided KTC with sufficient information to be able to identify the processing facilities. Based on the information provided by our suppliers, the facilities that may have been used to process the Necessary Conflict Minerals used in the products described above may include the smelters and refiners listed in Table 1.
Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of all of the Necessary Conflict Minerals in the products described above or whether the Necessary Conflict Minerals were from recycled or scrap sources. However, based on the information provided by our suppliers and available from the RMI, the countries of origin of the Necessary Conflict Minerals contained in the products described above may include, but may not be limited to, the countries listed in Table 2, in addition to recycled or scrap sources.
Continuous Improvement Efforts to Mitigate Risk
Survey Results
Keytronic Corporation will continue to work with its business partners to improve the response rate and the quality of its conflict minerals inquiries. Because of the pandemic and the challenges of the supply chain the response rates were slightly less than in previous years. However, due to the large number of smelters, refineries and mine countries identified as a result of this year’s due diligence process, we believe we have captured all of the likely smelters and refineries despite not attaining a 100% response rate from our vast base of manufacturers at the time of this publication.
Traceability
Keytronic Corporation shall continue to incorporate, where applicable, the compliance status of affected materials which are controlled within the company’s ERP system.
Contract Process
Keytronic Corporation has or will enter into contracts with its vendors to supply materials that are in     compliance with the Dodd-Frank Act. All new contracts include the compliance requirement.
    Supplier Manual
Keytronic Corporation shall continue to update its Global Supplier Manual as necessary based, in part, on the EICC Code.

Supply Chain Assessment/Scorecard
Keytronic Corporation shall continue to incorporate the EICC/GeSI program within its supplier assessment and commodity due diligence systems as necessary in an effort to identify those smelters utilizing non-DRC sourced minerals.
Risk Assessment and Mitigation
Keytronic Corporation shall conduct commodity, supplier and supply chain risk assessments in an effort to mitigate the risk of the use of conflict minerals and adapt its policies and procedures as necessary.
Independent Audit
Pursuant to Rule 13p-1, Keytronic Corporation is not required to obtain an independent private sector audit of its due diligence process which is ongoing.

Table 1
List of Identified Smelters and Refiners for 2021

Smelter ID	Metal	Smelter Name	Smelter Country
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.*	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.*	JAPAN
CID000924	Gold	Asahi Refining Canada Ltd.*	CANADA
CID000920	Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
CID000090	Gold	Asaka Riken Co., Ltd.*	JAPAN
CID002850	Gold	AU Traders and Refiners*	SOUTH AFRICA
CID003461	Gold	Augmont Enterprises Private Limited**	INDIA
CID000113	Gold	Aurubis AG*	GERMANY
CID002863	Gold	Bangalore Refinery*	INDIA
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
CID000157	Gold	Boliden AB*	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG*	GERMANY
CID003421	Gold	C.I Metales Procesados Industriales SAS**	COLOMBIA
CID000180	Gold	Caridad	MEXICO
CID000185	Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
CID000189	Gold	Cendres + Metaux S.A.*	SWITZERLAND
CID003382	Gold	CGR Metalloys Pvt Ltd.	INDIA
CID000233	Gold	Chimet S.p.A.*	ITALY
CID000264	Gold	Chugai Mining*	JAPAN
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
CID003348	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
CID000362	Gold	DODUCO Contacts and Refining GmbH*	GERMANY
CID000401	Gold	Dowa*	JAPAN
CID000359	Gold	DSC (Do Sung Corporation)*	KOREA, REPUBLIC OF
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant*	JAPAN
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant*	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant*	JAPAN
CID002561	Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
CID002515	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
CID002584	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
CID002459	Gold	Geib Refining Corporation*	UNITED STATES OF AMERICA
CID002852	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID003186	Gold	Gold Coast Refinery	GHANA

CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000694	Gold	Heimerle + Meule GmbH*	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG**	GERMANY
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
CID002587	Gold	Industrial Refining Company	BELGIUM
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
CID000814	Gold	Istanbul Gold Refinery*	TURKEY
CID002765	Gold	Italpreziosi*	ITALY
CID002893	Gold	JALAN & Company	INDIA
CID000823	Gold	Japan Mint*	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.*	CHINA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
CID000957	Gold	Kazzinc*	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND
CID000981	Gold	Kojima Chemicals Co., Ltd.*	JAPAN
CID002605	Gold	Korea Zinc Co., Ltd.*	KOREA, REPUBLIC OF
CID003463	Gold	Kundan Care Products Ltd.	INDIA
CID001029	Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID002762	Gold	L'Orfebre S.A.*	ANDORRA
CID001078	Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
CID000689	Gold	LT Metal Ltd.*	KOREA, REPUBLIC OF
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID002606	Gold	Marsam Metals*	BRAZIL
CID001113	Gold	Materion*	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
CID001153	Gold	Metalor Technologies S.A.*	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation*	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA
CID002282	Gold	Morris and Watson	NEW ZEALAND

CID001204	Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID001259	Gold	Nihon Material Co., Ltd.*	JAPAN
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
CID000493	Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
CID001352	Gold	PAMP S.A.*	SWITZERLAND
CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID002919	Gold	Planta Recuperadora de Metales SpA*	CHILE
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
CID001498	Gold	PX Precinox S.A.*	SWITZERLAND
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA
CID001512	Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
CID002582	Gold	REMONDIS PMR B.V.*	NETHERLANDS
CID001534	Gold	Royal Canadian Mint*	CANADA
CID002761	Gold	SAAMP*	FRANCE
CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
CID002973	Gold	Safimet S.p.A*	ITALY
CID002290	Gold	SAFINA A.S.*	CZECHIA
CID002853	Gold	Sai Refinery	INDIA
CID001555	Gold	Samduck Precious Metals*	KOREA, REPUBLIC OF
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
CID002777	Gold	SAXONIA Edelmetalle GmbH*	GERMANY
CID001585	Gold	SEMPSA Joyeria Plateria S.A.*	SPAIN
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	CHINA
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
CID002588	Gold	Shirpur Gold Refinery Ltd.	INDIA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
CID002516	Gold	Singway Technology Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.*	TAIWAN, PROVINCE OF CHINA
CID003383	Gold	Sovereign Metals	INDIA
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
CID002567	Gold	Sudan Gold Refinery	SUDAN
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
CID002918	Gold	SungEel HiMetal Co., Ltd.*	KOREA, REPUBLIC OF
CID002580	Gold	T.C.A S.p.A*	ITALY

CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.*	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID002615	Gold	TOO Tau-Ken-Altyn*	KAZAKHSTAN
CID001955	Gold	Torecom*	KOREA, REPUBLIC OF
CID002314	Gold	Umicore Precious Metals Thailand*	THAILAND
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.*	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA
CID002778	Gold	WIELAND Edelmetalle GmbH*	GERMANY
CID002100	Gold	Yamakin Co., Ltd.*	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.*	JAPAN
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
CID002504	Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
CID000456	Tantalum	Exotech Inc.*	UNITED STATES OF AMERICA
CID000460	Tantalum	F&X Electro-Materials Ltd.*	CHINA
CID002505	Tantalum	FIR Metals & Resource Ltd.*	CHINA
CID002558	Tantalum	Global Advanced Metals Aizu*	JAPAN
CID002557	Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
CID002544	Tantalum	H.C. Starck Co., Ltd.*	THAILAND
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
CID002548	Tantalum	H.C. Starck Inc.*	UNITED STATES OF AMERICA
CID002549	Tantalum	H.C. Starck Ltd.*	JAPAN
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
CID002842	Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
CID002539	Tantalum	KEMET Blue Metals*	MEXICO
CID001076	Tantalum	LSM Brasil S.A.*	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.*	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
CID001200	Tantalum	NPM Silmet AS*	ESTONIA
CID001508	Tantalum	QuantumClean*	UNITED STATES OF AMERICA

CID002707	Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL
CID001769	Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.*	JAPAN
CID001891	Tantalum	Telex Metals*	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA
CID000292	Tin	Alpha*	UNITED STATES OF AMERICA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
CID001070	Tin	China Tin Group Co., Ltd.*	CHINA
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID000402	Tin	Dowa*	JAPAN
CID002572	Tin	Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
CID000438	Tin	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Tin	Estanho de Rondonia S.A.**	BRAZIL
CID000468	Tin	Fenix Metals*	POLAND
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CHINA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.*	CHINA
CID003387	Tin	Luna Smelter, Ltd.*	RWANDA
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.*	CHINA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
CID001105	Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
CID002500	Tin	Melt Metais e Ligas S.A.*	BRAZIL
CID001142	Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
CID002773	Tin	Metallo Belgium N.V.*	BELGIUM
CID002774	Tin	Metallo Spain S.L.U.*	SPAIN
CID001173	Tin	Mineracao Taboca S.A.*	BRAZIL
CID001182	Tin	Minsur*	PERU
CID001191	Tin	Mitsubishi Materials Corporation*	JAPAN
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
CID002517	Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
CID001337	Tin	Operaciones Metalurgicas S.A.*	BOLIVIA (PLURINATIONAL STATE OF)
CID003208	Tin	Pongpipat Company Limited	MYANMAR
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA

CID001399	Tin	PT Artha Cipta Langgeng*	INDONESIA
CID002503	Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
CID003205	Tin	PT Bangka Serumpun*	INDONESIA
CID001453	Tin	PT Mitra Stania Prima*	INDONESIA
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID001460	Tin	PT Refined Bangka Tin*	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur*	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok*	INDONESIA
CID002706	Tin	Resind Industria e Comercio Ltda.*	BRAZIL
CID001539	Tin	Rui Da Hung*	TAIWAN, PROVINCE OF CHINA
CID001758	Tin	Soft Metais Ltda.*	BRAZIL
CID002756	Tin	Super Ligas	BRAZIL
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	VIET NAM
CID001898	Tin	Thaisarco*	THAILAND
CID003325	Tin	Tin Technology & Refining*	UNITED STATES OF AMERICA
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
CID002180	Tin	Yunnan Tin Company Limited*	CHINA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CHINA
CID000004	Tungsten	A.L.M.T. Corp.*	JAPAN
CID002833	Tungsten	ACL Metais Eireli*	BRAZIL
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.**	BRAZIL
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
CID002641	Tungsten	China Molybdenum Co., Ltd.**	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
CID003468	Tungsten	Cronimet Brasil Ltda**	BRAZIL
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	CHINA
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
CID002541	Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
CID002649	Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
CID000825	Tungsten	Japan New Metals Co., Ltd.*	JAPAN
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA

CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
CID003417	Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"**	RUSSIAN FEDERATION
CID000966	Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA
CID000105	Tungsten	Kennametal Huntsville*	UNITED STATES OF AMERICA
CID003388	Tungsten	KGETS Co., Ltd.*	KOREA, REPUBLIC OF
CID003407	Tungsten	Lianyou Metals Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)*	VIET NAM
CID002845	Tungsten	Moliren Ltd.*	RUSSIAN FEDERATION
CID002589	Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA
CID003416	Tungsten	NPP Tyazhmetprom LLC**	RUSSIAN FEDERATION
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
CID002724	Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
CID002044	Tungsten	Wolfram Bergbau und Hutten AG*	AUSTRIA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA

* Indicates smelters or refiners that are compliant with the Responsible Minerals Assurance Process assessment protocols. Smelters and refiners with a “re-audit in progress” are still considered to be RMAP-compliant.
** Indicates smelters and refiners that have committed to undergo a RMAP audit or are participating in one of the cross-recognized certification programs.

Table 2
List of Identified Mine Countries for 2021

Angola	Dominican Republic	Italy	Namibia	South Africa
Argentina	Ecuador	Ivory Coast	Netherlands	Spain
Australia	Egypt	Japan	New Zealand	Sudan
Austria	Estonia	Katanga	Nigeria	Suriname
Bangka	Ethiopia	Kazakh	Papua New Guinea	Sweden
Belgium	Finland	Kazakhstan	Peru	Switzerland
Bolivia	France	Korea	Philippines	Taiwan
Brazil	Germany	Kyrgyzstan	Poland	Tanzania
Bulgaria	Ghana	Laos	Portugal	Thailand
Burundi	Guinea	Liberia	Republic of Korea	Turkey
Cambodia	Guyana	Luxembourg	Russia	United Arab Emirates
Canada	Hong Kong	Malaysia	Rwanda	United Kingdom
Chile	Hungary	Mali	Saudi Arabia	USA
China	India	Mauritania	Sierra Leone	Uzbekistan
Columbia	Indonesia	Mexico	Singapore	Vietnam
Czech Republic	Ireland	Mongolia	Slovenia	Zambia
Democratic Republic of Congo	Israel	Morocco		Zimbabwe
Djibouti		Mozambique
Myanmar